Exhibit 99.1
FOR IMMEDIATE RELEASE

BROCADE CONTACTS

Media Relations	Investor Relations

Leslie Davis	Shirley Stacy

Tel: 408-333-5260	Tel: 408.333.5752

lmdavis@brocade.com	sstacy@brocade.com
BROCADE TO DELAY FILING OF ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR
2005 TO ALLOW COMPLETION OF AUDIT AND 404 WORK
Company Expects to File Within the 15-Day Extension Period
SAN JOSE, Calif. — January 12, 2006 — Brocade Communications Systems, Inc. (Brocade®) (Nasdaq: BRCD) today announced that the Company is delaying the filing of its Annual Report on Form 10-K for its fiscal year ended October 29, 2005, which is due Thursday, January 12, 2006. The Company will file a Form 12b-25 with the Securities and Exchange Commission on Friday, January 13. The Company currently expects to file its Form 10-K within the 15-day extension period afforded by SEC Rule 12b-25 under the Securities Exchange Act of 1934, which would expire on January 27, 2006.
Brocade is delaying the filing of its fiscal 2005 Form 10-K because it is still in the process of providing information necessary for its independent registered public accounting firm, KPMG LLP, to complete their audit of the Company’s financial statements for fiscal 2005 and their audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of October 29, 2005 in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules of the Public Company Accounting Oversight Board.
As of the date of this press release, the Company has not identified any material weakness in its internal control over financial reporting and does not expect any adjustments to its financial results for the fourth quarter and fiscal year ended October 29, 2005, as previously announced on December 6, 2005.
Brocade Communications Systems, Inc.
1745 Technology Dr. San Jose, CA 95110
T 408.333.8000 F 408.333.8101
www.brocade.com

Cautionary Statement
 This press release contains forward-looking statements, including statements regarding the Company’s financial results for the fourth quarter and fiscal year ended October 29, 2005, the Company’s ability to complete its 10-K filing within the 15-day extension period, and the anticipated absence of any adjustments to previously announced financial results for the fourth quarter and fiscal year ended October 29, 2005 and any material weaknesses in its internal control over financing reporting. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, adjustments resulting from the completion by the Company’s independent auditor of their audit of the Company’s financial statements for the year ended October 29, 2005 and their audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of October 29, 2005; and the ongoing investigation by the Securities and Exchange Commission and Department of Justice, which may result in further changes to the Company’s historical financial results and accounting practices. These and other risks are set forth in more detail in the section entitled “Risk Factors” under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s quarterly report on Form 10-Q for the quarter ended July 30, 2005.
About Brocade Communications Systems, Inc.
Brocade delivers the industry’s leading platforms and solutions for intelligently connecting, managing, and optimizing IT resources in shared storage environments. The world’s premier systems, server, and storage providers offer the Brocade SilkWorm family of fabric switches and software as the foundation for SAN solutions in organizations of all sizes. In addition, the Brocade Tapestry family of application infrastructure solutions extends the ability to proactively manage and optimize application and information resources across the enterprise. Using Brocade solutions, organizations are better positioned to reduce cost, manage complexity, and satisfy business compliance requirements through optimized use and management of their application infrastructures. For more information, visit the Brocade Web site at www.brocade.com or contact the company at info@brocade.com.
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Brocade, the B weave logo and SilkWorm are registered trademarks of Brocade Communications Systems, Inc. or its subsidiaries in the United States or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners. All products, plans, and dates are subject to change without notice.